Exhibit 10.2

AMENDMENT NO. 1

TO THE

QUANTA SERVICES, INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment No. 1 to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (the “Plan”) is made on behalf of Quanta Services, Inc., the sponsor of the Plan, on May 27, 2022.

1. Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Subject to adjustment as provided in Section 12 of the Plan, the Committee is authorized to deliver pursuant to Awards under the Plan no more than the sum of (i) 7,000,000 Common Shares, plus (ii) such number of Common Shares, not to exceed 455,770, as remained available for awards under the Prior Plan as of March 31, 2019, less one share for every one share granted under the Prior Plan after March 31, 2019 and prior to the Effective Date, plus (iii) any Shares underlying Awards under the Prior Plan that are forfeited, cancelled, expire unexercised, or are settled in cash after March 31, 2019, plus (iv) 2,173,000 shares. All such shares hereunder shall be available for Awards of Incentive Stock Options. From and after the Effective Date, the Company will make no further awards under the Prior Plan.”

2. A new Section 5(h) is hereby added to the Plan as follows:

“(h) With respect to any Award pursuant to the Plan (other than Options and SARs), the Committee may also grant dividend equivalent rights which shall entitle the Participant to an amount equal to all dividends and other distributions that are payable during the Restricted Period on a like number of Common Shares. For the avoidance of doubt, dividends with respect to Restricted Stock and dividend equivalents, if any, with respect to all other Awards pursuant to the Plan, as applicable, will not be payable until the Restricted Period on the underlying Award has lapsed, and in the event the underlying Award is forfeited, any dividends or dividend equivalents with respect to the underlying Award shall also be forfeited.”

3. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

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As approved by the Board of Directors of Quanta Services, Inc. on March 30, 2022.

As approved by the stockholders of Quanta Services, Inc. on May 27, 2022.